EXHIBIT 23.1

                              CONSENT OF ACCOUNTANT




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                         THOMPSON, GREENSPON & CO., P.C.
                          Certified Public Accountants
                             Management Consultants

To the Board of Directors
World Wide Video, Inc.
Culpeper, Virginia

We hereby consent to the use of our report, dated January 21, 1999, in the Form 10-SB of World Wide Video, Inc., as filed with the Securities and Exchange Commission.

                   /s/ Thompson, Greenspon & Co., P.C.


Fairfax, Virginia
May 26, 1999



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